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                                                                     EXHIBIT 1.1


                        $20,000,000 PREFERRED SECURITIES*
                           FIRST BUSEY CAPITAL TRUST I

                      [ ]% CUMULATIVE PREFERRED SECURITIES
               (LIQUIDATION AMOUNT OF $10 PER PREFERRED SECURITY)

                             UNDERWRITING AGREEMENT

                                                                   June __, 2001

Howe Barnes Investments, Inc.
Stephens Inc.
As Representatives of Several
   Underwriters Named in Schedule A
c/o Howe Barnes Investments, Inc.
135 South LaSalle Street
Chicago, Illinois  60603

Ladies and Gentlemen:

         First Busey Corporation, a Nevada corporation (the "Company"), and its subsidiary, First Busey Capital Trust I, a statutory business trust organized under the Delaware Business Trust Act, as amended (the "Delaware Act") (the "Trust" and, together with the Company, the "Offerors"), propose, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named on Schedule A (individually, an "Underwriter," and collectively, the "Underwriters"), an aggregate of $20,000,000, representing 2,000,000 securities (the "Firm Securities") of the Trust's [ ]% Cumulative Preferred Securities, with a liquidation preference of $10.00 per preferred security, and, at the election of the Underwriters, up to 300,000 additional securities (the "Option Securities"). The Firm Securities and the Option Securities are herein collectively called the "Preferred Securities." The Offerors propose that the Trust issue the Preferred Securities pursuant to a Trust Agreement, as amended and restated, among Wilmington Trust Company, as Property Trustee and Delaware Trustee, the administrative trustees named therein (the "Administrative Trustees") and the Company (the "Trust Agreement"). The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee") pursuant to a Guarantee Agreement (the "Guarantee Agreement"), to be dated June __, 2001, between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Company's agreement pursuant to the Expense Agreement (as defined herein) to pay all expenses relating to administration of the Trust.

         The proceeds of the sale of the Preferred Securities will be used to purchase junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures") issued by the Company pursuant to an Indenture, to be dated June __, 2001, between the Company and Wilmington Trust Company, as trustee (the "Indenture").
* The Underwriters have been granted an over-allotment option, exercisable at their election in accordance with Section 2 herein, to purchase up to an additional $3,000,000 Preferred Securities.


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         The Offerors have filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3 (File Nos. [ ] and [ ]) and a related preliminary prospectus for the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures, under the Securities Act of 1933, as amended (the "Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations thereunder. The registration statement, as amended, at the time it was declared effective, including the information (if any) deemed to be part thereof pursuant to Rule 430A under the Act, is herein referred to as the "Registration Statement." The form of prospectus first filed by the Offerors with the Commission pursuant to Rules 424(b) and 430A under the Act is referred to herein as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective or filed with the Commission pursuant to Rule 424(a) under the Act is referred to herein as a "Preliminary Prospectus." If the Company elects to rely on Rule 434 of the Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Offerors under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus," as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, is referred to herein as the "Exchange Act." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Act (the "Incorporated Documents"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be. Any document filed by either the Company or the Trust under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus and incorporated by reference in the Prospectus shall be deemed to be included in the Registration Statement and the Prospectus as of the date of such filing. Copies of the Registration Statement, including all exhibits thereto, together with copies of all documents incorporated by reference therein, any amendments thereto and all Preliminary Prospectuses have been delivered to you.

         The Offerors hereby confirm their agreement with respect to the purchase of the Preferred Securities by the Underwriters as follows:

         Section 1. Representations and Warranties of the Offerors. (a) The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                  (i) The Registration Statement has been declared effective under the Act, and no post-effective amendment to the Registration Statement has been filed with the Commission as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.



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                  (ii) No order preventing or suspending the use of any
         Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representation or warranty as to information contained in or omitted in reliance upon, and in conformity with, written information furnished to the Offerors by or on behalf of any Underwriter, expressly for use in the preparation thereof.

                  (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, including for use of Form S-3, and the Trust Indenture Act and the rules and regulations thereunder. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representation or warranty as to (A) information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Offerors by or on behalf of any Underwriter, expressly for use in the preparation thereof or (B) information in those parts of the Registration Statement which constitute the Statement of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act.

                  The Incorporated Documents, when they were or will be filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iv) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations or banking associations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus; the Company and each of its non-bank subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction,


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         revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  (v) (A) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with full trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Trust's condition (financial or otherwise) or results of operations taken as a whole; (B) the Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus;
         (C) the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; (D) the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and
         (E) the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (vi) The Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, in each case free and clear of any claims, liens, encumbrances or security interests, except for any such stock or interests pledged against borrowings of the Company or any of its subsidiaries, and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable. The Company's bank subsidiaries consist exclusively of the following: Busey Bank and Busey Bank fsb, which are collectively hereinafter referred to as the "Banks."

                  (vii) All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, were offered and sold in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, the Junior Subordinated Debentures, the common securities of the Trust held by the Company (the "Common Securities") or the Preferred Securities. Neither the filing of the Registration Statement nor the registration of the Preferred Securities, the Guarantee or the Junior Subordinated Debentures gives rise to any rights for or relating to the registration of any capital stock or other securities of the Company or the Trust. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

                  (viii) Each of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Agreement as to Expenses and Liabilities (the "Expense Agreement") has been duly authorized, executed and delivered by the Company and/or the Trust, as the case may be, and constitutes a valid, legal and binding obligation of the Company and/or the Trust, as the case may be, enforceable in accordance with its



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         terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and, with respect to Section 7 hereof, by the public policy underlying the federal or state securities laws. The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement and the consummation of the transactions herein or therein contemplated will not result in a breach of the Company's or any of its subsidiaries' charters or bylaws, the Trust Agreement or the Trust's certificate of trust filed with the State of Delaware on May 15, 2001 (the "Certificate of Trust") or breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, lease, franchise, license or other agreement or instrument to which the Trust, the Company or any of the Company's subsidiaries is a party or by which the Trust, the Company or any of the Company's subsidiaries is bound or to which any property or assets of the Trust, the Company or any of the Company's subsidiaries is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or the Trust or having jurisdiction over any of the properties of the Company, any of its subsidiaries or the Trust which breach, violation or default would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Debentures by the Company and the Common Securities and the Preferred Securities by the Trust, except such as may be required under the Act, all of which have been obtained or made, and under state securities or blue sky laws and clearance of such offering of the Preferred Securities by the Underwriters with the National Association of Securities Dealers, Inc. ("NASD") and except where any failure to obtain such consents, approvals, authorizations or orders or to make such filings will not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole. Each of the Company and the Trust, as the case may be, has full power and authority to enter into this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement, as the case may be, and to authorize, issue and sell the Junior Subordinated Debentures or the Common Securities and the Preferred Securities, as the case may be, as contemplated by this Agreement; and each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly qualified under the Trust Indenture Act and will conform in all material respects to the statements relating thereto in the Registration Statement and the Prospectus.

                  (ix) The Junior Subordinated Debentures have been duly authorized by the Company and at the Closing Date or the Option Closing Date (each as defined below),



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         as the case may be, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, will be in the form contemplated by, and entitled to the benefits of, the Indenture, will conform to the statements relating thereto in the Prospectus, and will be owned by the Trust free and clear of any security interest, pledge, lien, encumbrance, claim or equity.

                  (x) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; and at the Closing Date or the Option Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, pledge, lien, encumbrance, claim or equity.

                  (xi) The Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform to the statements relating thereto contained in the Prospectus.

                  (xii) The Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement are in substantially the respective forms filed as exhibits to the Registration Statement.

                  (xiii) The Company's obligations under the Guarantee Agreement are subordinated and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company.

                  (xiv) The Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

                  (xv) Each of the Administrative Trustees of the Trust is an officer or director of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

                  (xvi) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial



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         statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, are in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus. The financial information included and incorporated by reference in the Prospectus under "Selected Consolidated Financial and Other Data" presents fairly, on the basis stated in the Prospectus, the information set forth therein.

                  (xvii) The accountants who have expressed their opinions with respect to certain of the financial statements included or incorporated by reference in the Registration Statement are independent accountants as required by the Act.

                  (xviii) Neither the Company nor any subsidiary is in violation of its respective charter; the Trust is not in violation of the Trust Agreement or its Certificate of Trust; and none of the Trust, the Company or its subsidiaries is in violation or otherwise in default under any consent decree, or in default with respect to any provision of any material lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party which would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Trust, the Company and the Company's subsidiaries, taken as a whole ("Material Adverse Effect"); and there does not exist any state of facts which constitutes an Event of Default as defined in such documents or which, with notice or lapse of time or both, would constitute such an Event of Default, in each case, except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

                  (xix) With the exception of Thomas Reuter vs. Mastercard International, Inc. et al., which has been previously disclosed to the Representatives, there are no legal or governmental proceedings pending, or to the Trust's or Company's knowledge, threatened to which the Trust, the Company or any of the Company's subsidiaries is or may reasonably be expected to be a party or of which property owned or leased by the Trust, the Company or any of the Company's subsidiaries is or may reasonably be expected to be the subject, or related to environmental or discrimination matters which if adversely determined would have a Material Adverse Effect that are not disclosed in the Prospectus.

                  (xx) The Company is a financial holding company duly registered with the Board of Governors of the Federal Reserve System ("Federal Reserve") under the Bank Holding Company Act of 1956, as amended. The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their businesses as presently conducted except where the failure to have obtained such licenses, permits, consents, orders, approvals and other authorization would not have a material adverse effect upon the condition (financial or otherwise) or results of



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         operation of the Company and its subsidiaries taken as a whole, and neither the Company nor its subsidiaries have received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a material adverse effect upon the condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole. Neither the Company nor any Bank is a party or subject to any agreement or memorandum with, or directive or order issued by, the Federal Reserve, the Office of Thrift Supervision, the Illinois Office of Banks and Real Estate or any other bank regulatory authority, which imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks, except as described or contemplated in the Prospectus.

                  (xxi) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except for such properties as are pledged against the borrowings of the Company or any of its subsidiaries and except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

                  (xxii) The Offerors have not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Preferred Securities.

                  (xxiii) There is no material contract or other document of a character required to be described in the Registration Statement or the Prospectus (or the Incorporated Documents) or to be filed as an exhibit to the Registration Statement (or the Incorporated Documents) which is not described or filed as required.

                  (xxiv) The Trust and the Company have filed all necessary federal and state income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been or to the knowledge of the Trust or the Company, threatened to be asserted against the Trust or the Company or any of their properties or assets that would or could be expected to have a Material Adverse Effect.

                  (xxv) The Trust and the Company, together with the Company's subsidiaries, own and possess all right, title and interest in and to, or have duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Trust and the Company and each of the Company's subsidiaries taken as a whole. Neither the Trust, the Company nor any of its


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         subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and to the Trust's and the Company's knowledge neither the Trust, the Company nor any of the Company's subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

                  (xxvi) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to will be, when made, inaccurate, untrue or incorrect.

                  (xxvii) Neither the Company nor its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation.

                  (xxviii) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, (A) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and the subsidiaries taken as a whole, or the business affairs, management, financial position, shareholders' equity or results of operations of the Trust, the Company and the Company's subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, including, without limitation, any material increase in the amount or number of classified assets of the Banks, any decrease in net interest margin for any month to a level below 3.25%, or any material decrease in the volume of loan originations, the amount of deposits or the amount of loans, (B) there has not been any transaction not in the ordinary course of business entered into by the Trust, the Company or any of the Company's subsidiaries which is material to the Trust, the Company and the Company's subsidiaries, taken as a whole, other than transactions described or contemplated in the Registration Statement,
         (C) the Trust, the Company and the Company's subsidiaries have not incurred any material liabilities or obligations, which are not in the ordinary course of business or which could result in a material reduction in the future earnings of the Trust, the Company and the Company's subsidiaries, taken as a whole, (D) the Company and the Company's subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (E) except as described or contemplated in the Prospectus, since December 31, 2000, there has not been any material change in the capital stock of the Company or the Company's subsidiaries, or any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company and the Company's subsidiaries, taken as a whole, and (F) except as described or contemplated in the Prospectus, since December 31, 2000, there has not been any declaration or payment of any dividends or any distributions of any kind with respect to the capital stock of the Company.



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                  (xxix) Other than a Certificate of Trust filed with the
         Secretary of State of Delaware on May 15, 2001, there are no required licenses, approvals, certificates and permits from governmental and regulatory authorities, foreign and domestic, which are necessary to the conduct of its business as described in the Prospectus. The Company has all necessary approvals of the Federal Reserve to own the stock of its subsidiaries. None of the Trust, the Company or any of the Company's subsidiaries has received notice of or has knowledge of any basis for any proceeding or action relating specifically to the Trust, the Company or any of the Company's subsidiaries for the revocation or suspension of any such consent, authorization, approval, order, license, certificate or permit or any other action or proposed action by any regulatory authority having jurisdiction over the Trust, the Company or any of the Company's subsidiaries that would have a material adverse effect on the Trust, the Company or any of the Company's subsidiaries.

                  (xxx) The Offerors' registration statement pursuant to Section 12(b) of the Exchange Act with respect to the Preferred Securities, has been declared effective by the Commission and the Preferred Securities have been approved for inclusion on The Nasdaq National Market under the symbol "BUSEP".

                  (xxxi) The Offerors have not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Preferred Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

                  (xxxii) The deposit accounts of the Banks are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided by law. No proceeding for the termination of such insurance is pending or is threatened. Except as described in the Prospectus, neither the Company nor any of its subsidiaries has received or is subject to any directive or order from the Federal Reserve, the FDIC, the Office of Thrift Supervision or the Illinois Office of Banks and Real Estate, or any other regulatory authority to make any material change in the method of conducting their respective businesses that has not been complied with in all material respects.

                  (xxxiii) Neither the Offerors nor any of their affiliates does any business, directly or indirectly, with the government of Cuba or with any person or entity located in Cuba.

                  (xxxiv) None of the Trust, the Company or any of the Company's subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

                  (xxxv) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;

         (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to records is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxxvi) Other than as contemplated by this Agreement and as disclosed in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xxxvii) No report or application filed by the Company or any of its subsidiaries with the Federal Reserve, the FDIC, the Office of Thrift Supervision or the Illinois Office of Banks and Real Estate, as of the date it was filed, failed to comply with the applicable requirements of the Federal Reserve, the FDIC, the Office of Thrift Supervision or the Illinois Office of Banks and Real Estate, as the case may be, in any material respect.

                  (xxxviii) The proceeds from the sale of the Preferred Securities will constitute "Tier 1" capital (as defined in 12 C.F.R.
         Part 325), subject to applicable regulatory restrictions on the amount thereof that can be included in Tier 1 capital.

         (b) Any certificate signed by or on behalf of the Trust or the Company and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty of the Trust or the Company to each Underwriter as to the matters covered thereby.

         Section 2. Purchase, Sale and Delivery of Preferred Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each Underwriter, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $10.00 per security, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

         In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants to the several Underwriters an option to purchase, at their election, up to 300,000 Option Securities at a price of $10.00 per security, for the sole purpose of covering overallotments in the sale of the Firm Securities. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Trust setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date at which certificates are to be delivered. If any Option Securities are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Securities as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Securities by a fraction the numerator of which is the maximum number of Option Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Securities which all of the Underwriters are entitled to purchase hereunder. If the date of exercise of the option is three or more full days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.

         As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities (together with the entire proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Junior Subordinated Debentures, the Company hereby agrees to pay at the Closing Date, or the Option Closing Date, as the case may be (each as defined below) to the Representatives a commission of $[ ] per Preferred Security sold by the Trust hereunder on each respective date.

         The Firm Securities will be delivered by the Company to the Representatives against payment of the purchase price therefor at the offices of Chapman and Cutler, Chicago, Illinois, or such other location as may be mutually acceptable, at 9:00 a.m., central time on June __, 2001, or such other time and date as the Representatives and the Company may agree upon in writing, such time and date of delivery being herein referred to as the "Closing Date," and, with respect to the Option Securities, at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Securities, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." The purchase price shall be payable by wire transfer of immediately available funds to an account, such account to be designated by the Trust at least two business days preceding the Closing Date or the Option Closing Date, as the case may be. The Underwriters' commission shall be payable by wire transfer of immediately available funds to an account, such account to be designated by the Underwriters at least two business days preceding the Closing Date or the Option Closing Date, as the case may be. Delivery of the Preferred Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you. Certificates representing the Preferred Securities, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company shall be prepared and will be made available for checking and packaging, not later than 10:30 a.m., central time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be, at the offices of Howe Barnes Investments, Inc., 135 South LaSalle Street, Chicago, Illinois 60603, or such other location as may be mutually acceptable.

         It is understood that any Underwriter may (but shall not be obligated to) make payment to the Company on behalf of the other Underwriters for the Preferred Securities to be purchased by such Underwriters. Any such payment shall not relieve such other Underwriters of any of their obligations hereunder. Nothing herein contained shall cause the Underwriters to be construed as an unincorporated association or partner with either or both Offerors.

         Section 3. Offering by Underwriters. (a) It is understood that the Underwriters propose to make a public offering of the Firm Securities as soon as the Underwriters deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus.

         (b) The Representatives, on behalf of the Underwriters, represent and warrant to the Company that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting compensation and terms of the offering and (ii) under "Underwriting" in the Prospectus was furnished to the Offerors by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

         Section 4. Covenants of the Offerors. The Offerors jointly and severally covenant and agree with the Underwriters that:

                  (a) The Company and the Administrative Trustees on behalf of the Trust will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, and will not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy and as to which the Underwriters shall have reasonably objected in writing promptly after reasonable notice thereof or which is not in compliance with the Act or the rules and regulations thereunder.

                  (b) If the Offerors elect to rely on Rule 434 of the Act, the Offerors will prepare a term sheet that complies with the requirements of Rule 434. If the Offerors elect not to rely on Rule 434, the Offerors will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the Act by the close of business in New York City on the second business day immediately succeeding the date of pricing of the offering of the Preferred Securities (the "Pricing Date"). If the Offerors elect to rely on Rule 434, the Offerors will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the Pricing Date.

                  (c) The Offerors will advise the Underwriters promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus, of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for that purpose, and the Offerors will use their best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or suspending such qualification and to obtain as soon as possible the lifting thereof, if issued.

                  (d) The Offerors will cooperate with you and your counsel in order to qualify the Preferred Securities for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated and to continue such qualifications in effect for so long as the Underwriters may reasonably request for distribution of the Preferred Securities (or obtain exemptions from the application of such laws). The Offerors will, from time to time, prepare and file such statements, reports and other documents as may be requested by the Underwriters for that purpose.

                  (e) The Offerors will furnish the Underwriters with as many copies of any Preliminary Prospectus as the Underwriters may reasonably request and, during the period when delivery of a prospectus is required under the Act, the Offerors will furnish the Underwriters with as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may, from time to time, reasonably request. The Offerors will deliver to the Underwriters, at or before the Closing Date or the Option Closing Date, as the case may be, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, together with the Incorporated Documents, and will deliver to the Underwriters such number of conformed copies of the Registration Statement, without exhibits, and of all amendments thereto, together with the Incorporated Documents, as the Underwriters may reasonably request.

                  (f) If at any time when a prospectus relating to the Preferred Securities is required to be delivered under the Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the Act, the Offerors promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Offerors upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                  (g) Not later than September 30, 2002, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (h) During the period of five years hereafter, the Company will furnish you with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; and (iii) as soon as available, of each report of the Company mailed to stockholders.

                  (i) The Offerors will use the net proceeds received by it from the sale of the Preferred Securities in the manner specified in the Prospectus.

                  (j) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then on the Pricing Date, the Offerors will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Offerors will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Offerors shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

                  (k) The Offerors will comply with all registration, filing and reporting requirements of the Exchange Act and The Nasdaq National Market.

         Section 5. Costs and Expenses. The Offerors will pay (directly or by reimbursement) all costs, expenses and fees incident to the performance of the obligations of the Offerors under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Offerors; the fees and disbursements of counsel for the Offerors; the cost of preparing, printing and filing of the Registration Statement, Preliminary Prospectuses and the Prospectus and any amendments and supplements thereto and the printing, mailing and delivery to the Underwriters and dealers of copies thereof and of this Agreement, the Selected Dealers Agreement, any blue sky memorandum, if deemed necessary by the Underwriters, after consultation with the Offerors, and any supplements or amendments thereto (excluding, except as provided below, fees and expenses of counsel to the Underwriters); the filing fees of the Commission; the filing fees incident to securing any required review by NASD of the terms of the sale of the Preferred Securities; the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture

Trustee in connection with the Indenture and Junior Subordinated Debentures; the fees and expenses of the Property Trustee and the Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with the Trust Agreement and the Certificate of Trust; the fees and expenses of the Guarantee Trustee, including the fees and disbursements of counsel for the Guarantee Trustee in connection with the Guarantee and Guarantee Agreement; listing fees, if any, transfer taxes and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Preferred Securities under state securities or blue sky laws (which shall not exceed $2,000); the fees and expenses incurred in connection with the listing of the Preferred Securities on The Nasdaq National Market; the costs of preparing certificates representing Junior Subordinated Debentures or Preferred Securities; the costs and fees of any registrar or transfer agent and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. The Offerors shall not be required to pay for any of the Underwriters' expenses (other than those related to qualification of the Preferred Securities under state securities or blue sky laws which shall be paid by the Offerors as provided above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 9 hereof, or by reason of any failure, refusal or inability on the part of the Offerors to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on either of their parts to be performed, unless such failure to satisfy said condition or to comply with said terms shall be due to the default or omission of any Underwriter, then the Offerors promptly upon request by the Underwriters shall reimburse the Underwriters for all actual, accountable out-of-pocket expenses, including fees and disbursements of counsel reasonably incurred in connection with investigating, marketing and proposing to market the Preferred Securities or in contemplation of performing their obligations hereunder, up to $10,000 but the Offerors shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Preferred Securities.

         Section 6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the condition that all representations and warranties of the Offerors contained herein are true and correct, at and as of the Closing Date or the Option Closing Date, as the case may be, and the condition that each Offeror shall have performed all of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters.

                  (b) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Chapman and Cutler, counsel for the Offerors, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                  (i) (A) the Company is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, to the best of such counsel's knowledge the Company is duly qualified to do business as a foreign corporation under the corporation laws of, and is in good standing as such in, every jurisdiction where such qualification is required except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole;

                           (B) an opinion to the same general effect as clause
         (A) of this subparagraph (i) in respect of each non-bank subsidiary of the Company;

                  (ii) the Company owns directly or indirectly 100 percent of the outstanding capital stock of each subsidiary;

                  (iii) since 1998, the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable;

                  (iv) the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion and except for the parts of the registration statement which constitute the Form T-1 under the Trust Indenture Act as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; all documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel have no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements were made when such documents were so filed, not misleading (such counsel need express no opinion as to the financial statements or other financial or statistical data contained in any such document); such counsel have no reason to believe that either the

         Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), or the Registration Statement as amended (except as aforesaid), as of their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the issue date and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion); and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                  (v) the statements under the captions "Description of the Preferred Securities," "Description of the Debentures," "Book-Entry Issuance," "Description of the Guarantee," "Relationship Among the Preferred Securities, the Debentures and the Guarantee," "Material Federal Income Tax Consequences" and "ERISA Considerations" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present, in all material respects, the information called for with respect to such documents and matters;

                  (vi) the holders of the Company's outstanding securities are not entitled to any preemptive or other rights to subscribe for the Junior Subordinated Debentures or the Preferred Securities under the Company's bylaws and, to the knowledge of such counsel, no such rights exist under any other agreement or arrangement;

                  (vii) all of the issued and outstanding Common Securities of the Trust are owned by the Company and, to the best of such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

                  (viii) the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

                  (ix) the Junior Subordinated Debentures are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

                  (x) the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company;

                  (xi) to the best of such counsel's knowledge and information after due inquiry, (A) the Trust is not required to be authorized to do business in any jurisdiction other than Delaware, except where the failure to be so authorized would not have a material adverse effect on the Trust's condition (financial or otherwise) or results of operations taken as a whole; and (B) the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus;

                  (xii) the Trust Agreement has been duly executed and delivered by the Administrative Trustees;

                  (xiii) the Company has full corporate power and authority and the Trust has full trust power and authority to enter into this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement, as applicable, and to issue the Junior Subordinated Debentures and to effect the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement, as applicable, and each of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement have been duly authorized, executed and delivered by the Company and the Trust, as applicable, and constitutes a valid, legal and binding obligation of the Company and the Trust, as applicable, enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Preferred Securities, the Common Securities, the Junior Subordinated Debentures and the Expense Agreement and the consummation of the transactions herein or therein contemplated will not, to the best of such counsel's knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation (except that such counsel need express no opinion regarding any blue sky or state securities laws), any lease, contract, indenture, mortgage, loan agreement or other agreement or instrument known to such counsel to which the Company, the Trust or any of the Company's subsidiaries is a party or by which it is bound or to which any of its property is subject, the Company's or any of its subsidiaries' charter or bylaws, or the Certificate of Trust or any permit, judgment, order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Trust or any of the Company's subsidiaries or any of their respective properties, except for any breach, violation or default which would not have a material adverse effect on the Company or the Trust; and no consent, approval, authorization, order of, designation, declaration or filing by or with, any court or any regulatory, administrative or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, the Common Securities, the Preferred Securities, or the Junior Subordinated Debentures, or for the consummation of the transactions contemplated hereby or thereby (other than as may be required by federal or state laws governing banks or bank holding companies, the NASD, or by state securities and blue sky laws, as to which such counsel need express no opinion), including the issuance or sale of the Junior Subordinated Debentures by the Company and the Common Securities and Preferred Securities by the Trust, except (A) such as may be required under the Act, which have been obtained or made, and (B) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the regulations thereunder, all of which have been effected. The filing of the Registration Statement and the registration of the Junior Subordinated Debentures, the Guarantee and the Preferred Securities under the Act does not give rise to any rights for or relating to the registration of any shares of capital stock or other securities of the Company;

                  (xiv) neither the Company nor the Trust is, and immediately upon completion of the sale of Preferred Securities contemplated hereby, neither the Company nor the Trust will be, an "investment company" or a company "controlled" by an investment company under the Investment Company Act of 1940, as amended;

                  (xv) Busey Bank is validly existing as an Illinois banking corporation in good standing under the laws of the State of Illinois and Busey Bank fsb is a federally chartered savings bank in good standing under the laws of the United States, each with power and authority to own its respective properties and conduct its respective business as described in the Prospectus;

                  (xvi) no Capital Treatment Event (as defined in the Indenture) has occurred; and

                  (xvii) the Offerors satisfy all of the requirements of the Act for use of Form S-3 for the offering of Preferred Securities contemplated by this Agreement.

         In rendering such opinion, such counsel may state that insofar as their opinion under clause (iv) above relates to the accuracy and completeness of the Prospectus and Registration Statement, including the Incorporated Documents, it is based upon a general review with the Offerors' representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Offerors and of federal or state agencies or officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives in other form.

                  (c) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, the opinion of Chapman and Cutler, dated the Closing Date or the Option Closing Date, addressed to the Underwriters, to the effect that:

                           (i) under current law, the Trust will be classified
                  for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; accordingly, for United States federal income tax purposes each beneficial owner of Preferred Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures, and stated interest on the Junior Subordinated Debentures generally will be included in income by a holder of Capital Securities at the time such interest income is paid or accrued in accordance with such holder's regular method of tax accounting; and

                           (ii) for federal income tax purposes, (a) the Junior
                  Subordinated Debentures will constitute indebtedness of the Company and (b) the interest on the Junior Subordinated Debentures will be deductible by the Company on an economic accrual basis in accordance with Section 163(e) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.163-7.

                  (d) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Richards, Layton & Finger, P.A., counsel to Wilmington Trust Company, as Property Trustee under the Trust Agreement, Indenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, to the effect that:

                           (i) Wilmington Trust Company is duly incorporated and
                  is validly existing in good standing as a banking corporation under the laws of the State of Delaware;

                           (ii) Wilmington Trust Company has the power and
                  authority to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Guarantee Agreement;

                           (iii) each of the Trust Agreement, the Indenture and
                  the Guarantee Agreement has been duly authorized, executed and delivered by Wilmington Trust Company and constitutes a legal, valid and binding obligation of Wilmington Trust Company, enforceable against Wilmington Trust Company, in accordance with its terms;

                           (iv) the execution, delivery and performance by
                  Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement do not conflict with or constitute a breach of the charter or bylaws of Wilmington Trust Company; and

                           (v) no consent, approval or authorization of, or
                  registration with or notice to, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust Company is required for the execution, delivery or performance by Wilmington Trust Company of the Trust Agreement, the Indenture and the Guarantee Agreement.

                  (e) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Richards, Layton & Finger, as special Delaware counsel for the Offerors that:

                           (i) the Trust has been duly created and is validly
                  existing in good standing as a business trust under the Delaware Act, and all filings required as of the date hereof under the Delaware Act with respect to the creation and valid existence of the Trust as a business trust have been made;

                           (ii) under the Trust Agreement and the Delaware Act,
                  the Trust has the trust power and authority to own property and to conduct its business, all as described in the Prospectus;

                           (iii) the Trust Agreement constitutes a valid and
                  binding obligation of the Company, the Property Trustee and each of the Administrative Trustees, and is enforceable against the Company, the Property Trustee and each of the Administrative Trustees in accordance with its terms;

                           (iv) under the Trust Agreement and the Delaware Act,
                  the Trust has the trust power and authority (A) to execute and deliver, and to perform its obligations under, this Agreement, and (B) to issue, and to perform its obligations under, the Preferred Securities and the Common Securities;

                           (v) under the Trust Agreement and the Delaware Act,
                  the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations under this Agreement, have been duly authorized by all necessary trust action on the part of the Trust;

                           (vi) under the Delaware Act, the certificate attached
                  to the Trust Agreement as Exhibit D is an appropriate form of certificate to evidence ownership of the Preferred Securities. The Preferred Securities and the Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications hereinafter expressed in this paragraph (vi), fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The respective holders of the Preferred Securities and the Common Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such counsel may note that the respective holders of the Preferred Securities and the Common Securities may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement;

                           (vii) under the Trust Agreement and the Delaware Act,
                  the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or similar rights; and

                           (viii) the issuance and sale by the Trust of the
                  Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, the execution, delivery and performance by the Trust of this Agreement and the Guarantee Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations under this Agreement do not violate (A) any of the provisions of the Certificate of Trust or the Trust Agreement or (B) any applicable Delaware law or Delaware administrative regulations.

                  (f) The Underwriters shall have received from Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the formation of the Trust, the validity of the Preferred Securities, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement, this Agreement, the Registration Statement, the Prospectus, and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (g) The Underwriters shall have received on the date hereof, the Closing Date and, if applicable, the Option Closing Date, a signed letter, dated as of the date hereof, the Closing Date or the Option Closing Date, as the case may be, respectively, in form and substance satisfactory to the Underwriters, from McGladrey & Pullen, LLP to the effect that they are independent public accountants with respect to the Trust, the Company and the Company's subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Incorporated Documents).

                  (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have been any change or any development involving a reasonably foreseeable change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Offerors otherwise than as set forth or contemplated in the Prospectus, the effect of which, in your reasonable judgment, is material and adverse to the Offerors and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities being delivered at the Closing Date, or the Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  (i) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the chief executive officer and the principal financial officer of the Company, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Prospectus was filed with the Commission
                  pursuant to Rule 424(b) within the applicable period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, threatened by the Commission.

                           (ii) The representations and warranties of the
                  Company set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (j) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Administrative Trustees, to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The Prospectus was filed with the Commission
                  pursuant to Rule 424(b) within the applicable period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4 of this Agreement; no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been initiated or are, to his knowledge, threatened by the Commission.

                           (ii) The representations and warranties of the Trust
                  set forth in Section 1 of this Agreement are true and correct at and as of the Closing Date or the Option Closing Date, as the case may be, and the Trust has performed all of its obligations under this Agreement to be performed at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  (k) The Offerors shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably have requested, including with respect to (i) the treatment of the Junior Subordinated Debentures as indebtedness of the Company and (ii) the deductibility of the interest on the Junior Subordinated Debenture.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Barack Ferrazzano Kirschbaum Perlman & Nagelberg, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company and the Trust of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Offerors and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

         Section 7.        Indemnification.

                  (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are (i) based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any Preliminary Prospectus, the Prospectus, the Incorporated Documents or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Offerors will not be liable in any such case to the extent that (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Incorporated Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter, specifically for use therein; or (B) if such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Preferred Securities which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Preferred Securities in any case where such delivery is required by the Act. In addition to its other obligations under this Section 7(a), the Offerors agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), it will reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Offerors' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is held by a court of competent jurisdiction to have been improper, each recipient thereof will promptly return it to the Offerors. This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

                  (b) Each Underwriter will severally indemnify and hold harmless the Offerors, the trustees, and the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls either Offeror within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Offerors, or any such director, officer or controlling person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon any written information furnished to the Offerors by such Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Offerors, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 7(b), each Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), the Underwriters will reimburse the Offerors on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Offerors for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is held by a court of competent jurisdiction to have been improper, each recipient thereof will promptly return it to the Underwriters. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

                  (c) The Company agrees to indemnify the Trust against all loss, liability, claim damage and expense whatsoever, which may become due from the Trust under paragraph (a).

                  (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interests among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

                  (e) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Offerors and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

                  (f) The provisions of this Section shall survive any termination of the Agreement.

         Section 8. Default of Underwriters. It shall be a condition to the agreement and obligation of the Offerors to sell and deliver the Preferred Securities hereunder, and of each Underwriter to purchase the Preferred Securities hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Preferred Securities agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Preferred Securities in accordance with the terms hereof. If an Underwriter defaults in its obligation to purchase Preferred Securities hereunder on the Closing Date or the Option Closing Date, as the case may be, and the aggregate number of Preferred Securities which such defaulting Underwriter agreed but failed to purchase does not exceed 10 percent of the total number of Firm Securities or Option Securities, as the case may be, which the Underwriters are obligated to purchase on the Closing Date or the Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Offerors for the purchase of such Preferred Securities by other persons, including the Representatives, but if no such arrangements are made by such date the nondefaulting Underwriter shall be obligated to purchase the Preferred Securities which such defaulting Underwriter agreed but failed to purchase on such date. If any Underwriter so defaults and the aggregate number of Preferred Securities with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Offerors for the purchase of such Preferred Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the nondefaulting Underwriter or the Offerors, except for the expenses to be paid by the Offerors pursuant to Section 5 hereof and except to the extent provided in Section 7 hereof.

         In the event that Preferred Securities to which a default relates are to be purchased by the nondefaulting Underwriter or by another party or parties, the Representatives or the Offerors shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         Section 9. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by you prior to the Closing Date or the Option Closing Date, as the case may be, if (i) trading in securities on The Nasdaq National Market shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any material adverse change in financial markets or in political, economic or financial conditions from the date hereof which, in the reasonable opinion of both of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Preferred Securities on the terms set forth in the Prospectus or materially and adversely affects the market for the Preferred Securities, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the reasonable opinion of both of the Representatives makes it impractical or inadvisable to offer or sell the Preferred Securities.

Any termination pursuant to this paragraph shall be without liability on the part of any Underwriter to the Offerors or on the part of the Offerors to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 5 hereof).

         Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Offerors, the Trustees, any of the Company's officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Securities sold hereunder.

         Section 11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to you c/o Howe Barnes Investments, Inc., 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Paul A. O'Connor with a copy to John E. Freechack, Esq., Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company,
Attention: Douglas C. Mills, at its corporate headquarters with a copy to Stathy Darcy, Esq., Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603.

         Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Preferred Securities as such from any of the Underwriters merely by reason of such purchase.

         Section 13. Representation of Underwriters. You will act as Representatives for the Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by either of you will be binding upon all the Underwriters.

         Section 14. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         Section 15. Miscellaneous. Each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction or any provision hereof in any other jurisdiction.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Offerors and the Underwriters including you, all in accordance with its terms.

                                      Very truly yours,

                                      FIRST BUSEY CORPORATION



                                      By________________________________________
                                             Douglas C. Mills

                                             Its Chairman of the Board and
                                             Chief Executive Officer



                                      FIRST BUSEY CAPITAL TRUST I



                                      By________________________________________
                                             Barbara J. Kuhl
                                             Its Administrative Trustee




The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

HOWE BARNES INVESTMENTS, INC.                STEPHENS INC.

   Acting as Representative of the              Acting as Representative of the
   Underwriters named in Schedule A             Underwriters named in Schedule A

By:________________________________          By:________________________________

Name:______________________________          Name:______________________________

Its:_______________________________          Its:_______________________________

                                   SCHEDULE A

                            SCHEDULE OF UNDERWRITERS



                                                            NUMBER OF
                                                            PREFERRED SECURITIES
UNDERWRITER                                                 TO BE PURCHASED
-----------                                                 ---------------

Howe Barnes Investments, Inc.

Stephens Inc.




Total                                                       2,000,000
                                                            =========







* Not including an over-allotment option of up to $3,000,000 of Preferred Securities.